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                                                                    EXHIBIT 99.3

                                   BUCA, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


         1. Purpose and Scope of Plan. The purpose of this BUCA, Inc. Employee Stock Purchase Plan (the "Plan") is to provide the employees of BUCA, Inc. (the "Company") and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

         2. Definitions.

                  2.1. The terms defined in this section are used (and capitalized) elsewhere in this Plan:

                  (a) "Affiliate" means each domestic or foreign corporation that is a "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code or any successor provision, except that the term shall not include any "subsidiary corporation" that the Board of Directors has expressly determined should not participate in the Plan.

                  (b) "Board of Directors" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (d) "Committee" means three or more Disinterested Persons designated by the Board of Directors to administer the Plan under Section 13.

                  (e) "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  (f) "Company" means BUCA, Inc.

                  (g) "Compensation" means the gross cash compensation (including wage, salary, commission, bonus, and overtime earnings) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment.

                  (h) "Disinterested Persons" means a member of the Board of Directors who is considered a disinterested person within the meaning of Exchange Act Rule 16b-3 or any successor definition.

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                  (i) "Eligible Employee" means any employee of the Company or an Affiliate whose customary employment is at least 20 hours per week and who has been employed by the Company or an Affiliate for at least 1 year on the first day of the Purchase Period; provided, however, that "Eligible Employee" shall not include any person who would be deemed, for purposes of
                  Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

                  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  (k) "Fair Market Value" of a share of Common Stock as of any date means, if the Company's Common Stock is listed on a national securities exchange or traded in the national market system, the mean between the high and low sale prices for such Common Stock on such exchange or market on said date, or, if no sale has been made on such exchange or market on said date, on the last preceding day on which any sale shall have been made. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.

                  (l) "Participant" means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.

                  (m) "Plan" means this BUCA, Inc. Employee Stock Purchase Plan, as amended from time to time.

                  (n) "Purchase Period" means the four or five week period coinciding with the Company's monthly accounting cycle or such other period as may be selected by the Committee.

                  (o) "Recordkeeping Account" means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

         3. Scope of the Plan. Shares of Common Stock may be sold by the Company to Eligible Employees at any time after the Plan has been approved by the stockholders of the Company, but not more than 500,000 shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may consist of any combination of authorized but unissued shares or newly issued shares.


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         4. Eligibility and Participation. To be eligible to participate in the
Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Company that authorizes regular payroll deductions from Compensation beginning with the first payday following the effective date of such election and continuing until the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

         5. Amount of Common Stock Each Eligible Employee May Purchase.

                  5.1. Subject to the provisions of this Plan, each Eligible Employee shall be offered the right to purchase on the last day of the Purchase Period the maximum number of shares of Common Stock (not including fractional shares) that can be purchased at the price specified in Section 5.2 with the entire credit balance in the Participant's Recordkeeping Account; provided, however, that (i) no more than 500 shares of Common Stock may be purchased under the Plan by any Participant for a given Purchase Period and (ii) no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of shares of Common Stock may be purchased under the Plan and all other employee stock purchase plans, if any, of the Company and its subsidiary corporations (as defined in Section 424(f) of the Code) by any Participant for each calendar year. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, however, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock which may be sold.

                  5.2. The purchase price of each share of Common Stock sold pursuant to this Plan will be the lesser of the following:

                  (a) 85% of the Fair Market Value of such share on the first day of the Purchase Period; or

                  (b) 85% of the Fair Market Value of such share on the last day of the Purchase Period.

         6. Method of Participation.

                  6.1. The Company shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by the Company at any time prior to the date of purchase of such shares. The Company contemplates that for tax purposes the first day of a Purchase Period will be the date of the offering of such shares.


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                  6.2. Each Eligible Employee who desires to participate in the
         Plan for a Purchase Period shall signify his or her election to do so by signing an election form developed by the Committee. An Eligible Employee may elect to have any whole percent of Compensation withheld, but not exceeding 15% per pay period. An election to participate in the Plan and to authorize payroll deductions as described herein shall remain in effect until such Participant withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee.

         7. Recordkeeping Account.

                  7.1. The Company shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 will be credited to such Recordkeeping Accounts on each payday.

                  7.2. No interest will be credited to a Participant's Recordkeeping Account.

                  7.3. The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account will remain part of the general assets of the Company.

                  7.4. A Participant may not make any separate cash payment into a Recordkeeping Account.

         8. Right to Adjust Participation or to Withdraw.

                  8.1. A Participant may, at any time during a Purchase Period, direct the Company to increase or decrease the percentage amount of such deductions from future Compensation, subject to the limitation in
         Section 6.2. Upon any such action, future payroll deductions with respect to such Participant shall be increased or decreased in accordance with the Participant's direction. A Participant may not change the percentage amount of deductions more than once during any Purchase Period.

                  8.2. At any time before the end of a Purchase Period, any Participant may withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant's Recordkeeping Account will be paid to the Participant, without interest, in cash within 15 days.

                  8.3. Notification of a Participant's election to increase, decrease, or terminate deductions, or to withdraw from the Plan, shall be made by filing an appropriate form with the Company.

         9. Termination of Employment. If the employment of a Participant is terminated for any reason, including death, disability, or retirement, the entire balance in the Participant's Recordkeeping Account at the date of such termination of employment will be paid to the


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Participant in cash within 15 days after termination of employment and may not be used to purchase shares of Common Stock pursuant to the Plan.

         10. Purchase of Shares.

                  10.1. As of the last day of each Purchase Period, the entire credit balance in each Participant's Recordkeeping Account will be used to purchase shares (not including fractional shares) of Common Stock (subject to the limitations of Section 5) unless the Participant has filed an appropriate form with the Company in advance of that date (which either elects to purchase a specified number of shares which is less than the number described above or elects to receive the entire credit balance in cash). Any amount in a Participant's Recordkeeping Account that is not used to purchase shares pursuant to this Section
         10.1 will be refunded to the Participant, except that any balance in such Recordkeeping Account resulting from the inability to purchase fractional shares shall be carried over to the immediately following Purchase Period unless the Participant elects to have such balance paid in cash.

                  10.2. Certificates for the number of whole shares of Common Stock purchased by each Participant shall be issued and delivered to him or her promptly after the end of each Purchase Period.

         11. Rights as a Stockholder. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until (i) he or she actually has paid the purchase price for such shares and (ii) certificates for such shares have been issued to him or her, both as provided in Section 10.

         12. Rights Not Transferable. A Participant's rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

         13. Administration of the Plan. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

         14. Adjustment upon Changes in Capitalization. In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the

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aggregate number and class of shares available under this Plan and the number, class and purchase price of shares available but not yet purchased under this Plan, may be adjusted appropriately by the Committee.

         15. Registration of Certificates. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form filed with the Company.

         16. Amendment of Plan. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval on the same basis as required by Section 20.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, or (iii) to change the definition of employees eligible to participate in the Plan.

         17. Effective Date of Plan. This Plan shall be effective upon approval by the stockholders of the Company. The initial Purchase Period will commence on the date determined by the Board of Directors, but not before July 1, 1999. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors. Upon termination of this Plan, shares of Common Stock shall be issued to Participants in accordance with Section 10, and cash, if any, remaining in the Participants' Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

         18. Governmental Regulations and Listing. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to a national securities exchange or a national market system, covering the shares of Common Stock under the Plan upon official notice of issuance.

         19.      Miscellaneous.

                  19.1. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the


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         Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

                  19.2. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

                  19.3. This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.







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